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                                                                   EXHIBIT 10.26

                                 ROUNDY'S, INC.

                    CONFIDENTIALITY AND NONCOMPETE AGREEMENT
                    ----------------------------------------

     THIS AGREEMENT is made as of June 6, 2002 between Roundy's, Inc., a Wisconsin corporation (the "Company"), and Robert D. Ranus ("Shareholder").

     The Company and Shareholder desire to enter into an agreement (i) defining the relative rights of the Company and Shareholder with respect to Intellectual Property (as defined below) owned by the Company or its customers or clients to which Shareholder may have had access or may have contributed as a result of Shareholder's consulting or other employment relationship or arrangement with the Company and (ii) setting forth the obligation of Shareholder to refrain from competing with the Company.

     This Agreement is executed and delivered by Shareholder in conjunction with and in consideration of the purchase of 4,425 shares of the Company's stock from Shareholder pursuant to that certain Share Exchange Agreement dated as of April 8, 2002 by and among the Company and Roundy's Acquisition Corp., a Delaware corporation (the "Exchange Agreement") and is not being entered into in connection with any employment, consulting or other similar relationship or arrangement between the Company and Shareholder.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Shareholder hereby agree as follows:

     1. Nondisclosure and Nonuse of Confidential Information.

     (a) Shareholder shall not disclose or use at any time any Confidential Information (as defined below) of which Shareholder is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is authorized by the Company or, in the event the Shareholder hereafter performs any services at the request of the Company, is directly related to and required by Shareholder's performance of such duties. Shareholder shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft to the extent such Confidential Information is in Shareholder's possession or subject to his control.

     (b) As used in this Agreement, the term "Confidential Information" means information that is not generally known to or ascertainable (through lawful and proper means) by the public and that is used, developed or obtained by the Company in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs,
(iv) analysis, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x)

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inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists, (xii) copyrightable works, (xiii) all technology and trade secrets, and (xiv) all similar and related information in whatever form. Confidential Information shall not include any information (X) that is generally known to or ascertainable (through lawful and proper means) by the public prior to the date Shareholder proposes to disclose or use such information or (Y) that has been independently acquired or developed by Shareholder without violating any of his obligations under this Agreement. Information shall not be deemed to have been published or available merely because individual portions of the information have been separately published or available, but only if all material features comprising such information have been published in combination.

     2. The Company's Ownership of Intellectual Property. In the event that Shareholder, as part of any activities on behalf of the Company has generated, authored or contributed to any invention, design, new development, device, product, method or process (whether or not patentable or reduced to practice or comprising Confidential Information), any copyrightable work (whether or not comprising Confidential Information) or any other form of Confidential Information relating directly or indirectly to the Company's business as now or hereinafter conducted (collectively, "Intellectual Property"), Shareholder acknowledges that such Intellectual Property is the exclusive property of the Company and hereby assigns all right, title and interest in and to such Intellectual Property to the Company. Any copyrightable work prepared in whole or in part by Shareholder will be deemed "a work made for hire" under Section 201(b) of the 1976 Copyright Act, and the Company shall own all of the rights comprised in the copyright therein. Shareholder shall promptly and fully disclose all Intellectual Property to the Company and shall cooperate with the Company to protect the Company's interests in and rights to such Intellectual Property (including, without limitation, providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, including, without limitation, such requests that occur after the date hereof).

     3. Delivery of Materials. As requested by the Company from time to time, Shareholder shall promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information and Intellectual Property in Shareholder's possession or within his control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, shall provide the Company with written confirmation that all such materials have been delivered to the Company.

     4. Noncompetition. Shareholder acknowledges and agrees with the Company that the services provided by the Shareholder to the Company prior to the date hereof were unique in nature and that the Company would be irreparably damaged if Shareholder were to provide similar services to any person or entity competing with the Company or engaged in a similar business. Shareholder accordingly covenants and agrees with the Company that during the period commencing with the date of this Agreement and ending on the third anniversary of

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the date hereof (the "Noncompetition Period"), Shareholder shall not, directly or indirectly, either for himself or for any other individual, corporation, partnership, joint venture or other entity, participate in any business (including, without limitation, any division, group or franchise of a larger organization) located in the States of Illinois, Indiana, Michigan, Minnesota, Ohio or Wisconsin (the "Protected Territory") which engages or which proposes to engage in the business of the wholesale distribution and retail sale of food, groceries, general merchandise and other goods and services related to the wholesale or retail sale or distribution of food or groceries (a "Competitive Business"); provided, that a "Competitive Business" shall not include what is commonly referred to as a "food service" business such as those currently conducted by Sysco Corporation and Reinhart Food Service, so long as such business does not engage or propose to engage in a Competitive Business. For purposes of this Agreement, the term "participate in" shall include, without limitation, having any direct or indirect interest in any corporation, partnership, joint venture or other entity, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise). Nothing herein shall prohibit Shareholder from being a passive owner of not more than 2% of the outstanding securities of any class of a corporation which is publicly traded, so long as Shareholder has no active participation in the business of any such corporation.

     5. Nonsolicitation. During the Noncompetition Period, Shareholder shall not
(i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof, (ii) hire directly or through another entity any person who was an employee of the Company at any time during the Noncompetition Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company.

     6. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

                  To the Company:   Roundy's, Inc.
                                    2500 Roundy Drive
                                    P.O. Box 473
                                    Pewaukee, WI  53072
                                    Attn:  Secretary

                  With Copies to:   Willis Stein & Partners
                                    One North Wacker Drive
                                    Suite 4800
                                    Chicago, IL  60606
                                    Attn:  Mark P. Michaels

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                                             and

                                    Kirkland & Ellis
                                    200 East Randolph Drive
                                    Chicago, IL  60601
                                    Attn:  John A. Weisenbach

                  To Shareholder:   Robert D. Ranus
                                    380 Sheffield Drive
                                    Brookfield, WI 53005

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

     7. General Provisions

     (a) Company Subsidiaries. For purposes of this Agreement, the term "Company" shall include all subsidiaries of the Company.

     (b) Not an Employment Agreement. Shareholder and the Company acknowledge and agree that this Agreement is not intended and should not be construed to grant Shareholder any right to employment with the Company or to otherwise define the terms of any consulting or other relationship or arrangement between the Company and Shareholder.

     (c) Absence of Conflicting Agreements. Shareholder hereby warrants and covenants that (i) his execution, delivery and performance of this Agreement do not and shall not result in a breach of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which Shareholder is subject, (ii) Shareholder is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Shareholder, enforceable in accordance with its terms.

     (d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The parties agree that a court of competent jurisdiction making a determination of the invalidity or unenforceability of any term or provision of Section 4 of this Agreement shall have the power to reduce the scope, duration or area of any such term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision in Section 4 with a term or provision that is valid and enforceable and that comes

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closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     (e) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     (f) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     (g) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and Shareholder and their respective successors and assigns; provided that the rights and obligations of Shareholder under this Agreement may not be assigned or delegated without the prior written consent of the Company.

     (h) Choice of Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS HERETO SHALL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF WISCONSIN.

     (i) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that Shareholder's breach of any term or provision of this Agreement shall materially and irreparably harm the Company, that money damages shall accordingly not be an adequate remedy for any breach of the provisions of this Agreement by Shareholder and that the Company in its sole discretion and in addition to any other remedies it may have at law or in equity may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

     (j) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Shareholder.

     (k) Sufficiency of Consideration, Reasonableness of Restrictions and Nonapplicability of Wisconsin Statutes Section 103.465. Shareholder acknowledges and agrees that the consideration Shareholder is receiving pursuant to the Exchange Agreement is adequate and sufficient for the Shareholder's agreement to the restrictions, agreements and covenants set forth in this Agreement, including, without limitation, those set forth in Section 4 hereof. Shareholder further acknowledges and agrees that the restrictions set forth in this Agreement are


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fair and reasonable to Shareholder and have been specifically negotiated by
Shareholder (who was represented by counsel of his choosing in connection therewith). The parties agree that this Agreement is being entered into in connection with the transactions contemplated by the Exchange Agreement and not in connection with any employment, consulting or other similar relationship or arrangement between the Company and Shareholder. In light of the foregoing, it is the intent of the Company and Shareholder that the provisions of Section
103.465 of the Wisconsin Statutes, as amended, or any successor statutory provision, shall not apply to this Agreement.

     (l) Law of Torts and Trade Secrets. Both parties agree that nothing in this Agreement shall be construed to limit or negate the common or statutory laws of torts or trade secrets where they provide the Company with broader protection than that provided herein.

                                    * * * * *

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     IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality and Noncompete Agreement on the date first written above.



                                 ROUNDY'S, INC.

                                 By /s/ Robert A. Mariano
                                    ------------------------------------
                                 Its President

                                    /s/ Robert D. Ranus
                                    ------------------------------------
                                    Robert D. Ranus